Exhibit 99.1

American Spectrum Realty Announces 2010-2013 Forward-Looking Statements

HOUSTON--(BUSINESS WIRE)--September 16, 2010--American Spectrum Realty, Inc. (AMEX: AQQ) (“the Company”), a real estate investment, management and leasing company headquartered in Houston, Texas, announced today the forward-looking statements for 2010-2013 for the Company.

	Years: 2010-2013 (Dollars in thousands)

Description	Gross Revenue	Expenses	Debt Service (Principal & Interest)	Cash Flow After Debt Service/Before Capital Improvements & Leasing Commissions

American Spectrum Realty, Inc. Real Estate Portfolio - 2010 Annualized Forecast (Jan 2010 - Jun 2010 Actual)	$39,534	$ (25,621)*	$(15,428)	$(1,515)

American Spectrum Realty, Inc. Real Estate Portfolio - Year: 2011	$39,957	$(24,457)	$(15,232)	$268

American Spectrum Realty, Inc. Real Estate Portfolio - Year: 2012	$43,167	$(24,971)	$(15,333)	$2,863

American Spectrum Realty, Inc. Real Estate Portfolio - Year: 2013	$44,424	$(25,655)	$(15,372)	$3,397

Footnotes/Underwriting Assumptions:

NOTE: These projections are based on the current properties owned by the Company and the current third party management contracts associated with the Evergreen portfolio. The Company is in discussion to acquire other companies’ management contracts and their related assets. The Company currently manages additional properties for third party clients that generate fees above and beyond that are included above.

* Annualized 2010 expenses include a one-time expense of approximately $2,000,000 related to the Evergreen acquisition.

** American Spectrum Realty, Inc. Real Estate Portfolio Assumptions

Income:

  Income Growth: 3.0% general income growth (global assumption)
  Rent Rolls as of 8/1/2010
  Leasing assumptions provided by American Spectrum Realty Management (“ASRM”)
  Leasing Commissions: 4.0% on new leases and 2.0% on renewals unless specified from ASRM (ranges from 0.0% to 6.0%)
  Assumptions included bad debt expense based on historical performance ranging from 0.5% to 3.0% (on select assets)
  Free rent/concessions vary on a per property basis from ½ month to +/- 3 months unless specified otherwise from ASRM

Expenses:

  Expense Growth: 3.0% general expense growth (global assumption)
  Assumes June 2010 YTD actual expenses and projected July-December while taking into consideration the 2009 YTD and 2010 budgeted expenses
  Management fee based on % per the management agreements
  Items not included are capital expenditures, interest expense, depreciation and amortization expense

*** American Spectrum Realty Management (Management, Asset Management, Refinance, Sales Commission)

  Sales commission/disposition fees are based on the first TD amount (conservative breakeven assumption) – not acquisition price
  Fees only include properties associated with the Company and the Evergreen portfolio managed by ASRM

American Spectrum Realty, Inc. is a real estate investment company that owns, through its operating partnership, interest in office, industrial, self storage, retail properties, and apartments throughout the United States. The company has been publicly traded since 2001. American Spectrum Management Group, Inc. and American Spectrum Realty Management, LLC are wholly-owned subsidiaries of the Company’s operating partnership who manage and lease all properties owned by American Spectrum Realty, Inc. as well as third-party clients.

American Spectrum Realty, Inc. subsidiaries provide first-class management and leasing services for over 125 properties, which consist of 8,444,838 square feet of office, industrial and retail, 2,934 multi-family units, over 13,000 self storage units consisting of 1,714,461 square feet, 3,206 student housing units consisting of 9,107 beds and nine assisted living facilities consisting of 776 beds. American Spectrum’s management portfolio comprises properties located in 22 states.

Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company’s past and current filings with the U.S. Securities and Exchange Commission.

CONTACT:
American Spectrum Realty, Inc.
Chairman, President and CEO
William J. Carden, 713-706-6200